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                                                                       EXHIBIT 5

[LETTERHEAD OF THE LOEWEN GROUP INC.]



                                 June 26, 1996

The Loewen Group Inc.
4126 Norland Avenue
Burnaby, B.C.
V5G 3S8

Gentlemen:

       This opinion is provided in connection with the Form S-8 Registration Statement with respect to 650,000 Common shares without par value of The Loewen Group Inc. ("Common Shares") to be issued pursuant to the Employee Stock Option Plan (United States), as amended (the "Plan").

       Please be advised that I am of the opinion that upon the issuance of the Common Shares in the manner contemplated by the Plan, the Common Shares will be legally issued, fully paid and non-assessable.

       I hereby consent to the filing of this opinion as an exhibit to the Form S-8 Registration Statement.


                                          Yours truly,


                                          /s/ PETER S. HYNDMAN
                                          -----------------------
                                              PETER S. HYNDMAN
                                              Vice-President, Law and
                                              Corporate Secretary

PSH:mik